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                                                                   Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement on Form S-8 of Tyco International Ltd. pertaining to the Investment Plan for Employees of Mallinckrodt Inc. of our report dated November 23, 1999, with respect to the financial statements and schedules of the Investment Plan for Employees of Mallinckrodt Inc. included in the Plan's Annual Report (Form 11-
K), for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

/s/ Stone Carlie & Company, L.L.C.

St. Louis, Missouri
October 20, 2000